UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2024

Logan Ridge Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01022	90-0945675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue, 23rd Floor New York, New York	10022
(Address of Principal Executive Officers)	(Zip Code)

(212) 891-2880

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LRFC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2024, Brandon Satoren was appointed by the board of directors (the “Board”) of Logan Ridge Finance Corporation (the “Company”) as the new Chief Financial Officer of the Company, effective April 1, 2024. Mr. Satoren currently serves as the Chief Accounting Officer, Secretary, and Treasurer of the Company, and will remain in those roles. Mr. Satoren serves as the Chief Accounting Officer, Secretary, and Treasurer of other registered investment companies within the broader BC Partners Credit platform, and has over 14 years of experience in the asset management industry.

The Company does not pay cash compensation or provide other benefits directly to Mr. Satoren or to any of its other executive officers. Mr. Satoren is an employee of BC Partners Advisors LP, the indirect sole owner of the Company’s administrator, BC Partners Management LLC (the “Administrator”), which is compensated for the services it provides to the Company pursuant to the terms of an administration agreement between the Company and the Administrator (the “Administration Agreement”). Pursuant to the Administration Agreement, the Company makes payments equal to an amount that reimburses the Administrator for its costs and expenses in performing its obligations and providing personnel and facilities (including rent, office equipment and utilities) for the Company’s use under the Administration Agreement, including an allocable portion of the compensation paid to Mr. Satoren.

Mr. Satoren: (i) was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s directors or other executive officers; and (iii) other than as disclosed herein, has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant.

On March 11, 2024, the Board received and accepted the resignation of Jason T. Roos from his position as the Chief Financial Officer of the Company, effective March 31, 2024. Mr. Roos’ resignation is not related or due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Roos will serve in an advisory role at BC Partners Advisors LP for an extended period of time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2024	By:	/s/ Jason Roos
	Name:	Jason Roos
	Title:	Chief Financial Officer